UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 13, 2018
Date of Report (Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2018, Sotheby’s entered into a Master Confirmation (the “Master Confirmation”) and a Supplemental Confirmation thereto (together with the Master Confirmation, the “Confirmations”) for an accelerated share repurchase (the "ASR") program with JPMorgan Chase, National Association ("JPMorgan Chase") to repurchase Sotheby’s common stock as part of Sotheby’s existing share repurchase program.

Under the ASR, Sotheby’s will pay an initial purchase price of $70 million to JPMorgan Chase, and will receive an initial delivery of 1,605,938 shares of Sotheby’s common stock. The total number of shares to ultimately be purchased by Sotheby’s under the ASR will generally be based on the average of the daily volume-weighted average prices of Sotheby’s common stock during the term of the ASR, less an agreed discount. Upon final settlement of the ASR, Sotheby’s may be entitled to receive additional shares of Sotheby’s common stock from JPMorgan Chase or, under certain circumstances specified in the Confirmations, Sotheby’s may be required to deliver shares or make a cash payment, at its option, to JPMorgan Chase. The ASR is scheduled to expire on March 1, 2019, but may conclude earlier at JPMorgan Chase's option, and may be terminated early upon the occurrence of certain events.

The Confirmations contain the principal terms and provisions governing the ASR program, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the specific circumstances under which JPMorgan Chase is permitted to make adjustments to valuation periods, the specific circumstances under which the ASR program may be terminated early, and various acknowledgments, representations and warranties made by Sotheby’s and JPMorgan Chase to one another. The foregoing description of the Confirmations is a summary and is qualified in its entirety by the terms of the Confirmations. A copy of the Master Confirmation will be filed as an exhibit to Sotheby’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Item 8.01 Other Events

On December 14, 2018, Sotheby's issued a press release announcing the repurchase of shares under an accelerated share repurchase program. This press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Exhibits

	99.1	Sotheby's press release announcing the repurchase of shares under an accelerated share repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Sotheby's has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	December 14, 2018

Exhibit Index

Exhibit No.	Description

99.1	Sotheby's press release announcing the repurchase of shares under an accelerated share repurchase program.

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